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                         [LETTERHEAD OF POPULAR, INC.]



                                                                      EXHIBIT 5


                                             May 12, 2004


Popular, Inc.
Popular Center Building
209 Munoz Rivera Ave
Hato Rey, Puerto Rico 00918

Dear Sirs:

         As Executive Vice President and General Counsel to Popular, Inc., a Puerto Rico corporation (the "Company"), I have been requested to render this opinion for filing as Exhibit 5 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

         The Registration Statement relates to 5,000,000 shares of Common Stock of the Company, $6 par value per share (the "Shares"), authorized for issuance under the Company's 2004 Omnibus Incentive Plan (the "Plan").

         I have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, the Plan, and related minutes of action taken by the Board of Directors and stockholders of the Company and such other documents, corporate records, certificates and other instruments as I have deemed appropriate for purposes of this opinion. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies of originals.

         Based upon the foregoing, I am of the opinion that:

         1. The Plan and the Shares have been duly authorized by the requisite corporate action on the part of the Company.

         2. When the Shares are issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.



                                              Very truly yours,


                                              /s/ BRUNILDA SANTOS DE ALVAREZ